I, Bonita J. Smith, Assistant Secretary of Southern California Edison Company, certify that the attached is an accurate and complete copy of a resolution of the Board of Directors of the corporation, duly adopted at a meeting of its Board of Directors held on March 16, 2000.

     Dated:  March 16, 2000



                                         Bonita J. Smith
                                         ------------------------
                                         Bonita J. Smith
                                         Assistant Secretary
                                         Southern California Edison Company

                     RESOLUTION OF THE BOARD OF DIRECTORS OF
                       SOUTHERN CALIFORNIA EDISON COMPANY
                             Adopted: March 16, 2000
                          RE: FORMS 10-K, 10-Q, AND 8-K

     WHEREAS, the Securities Exchange Act of 1934, as amended, and regulations thereunder, require that Annual, Quarterly, and Current Reports be filed with the Securities and Exchange Commission ("Commission"), and it is desirable to effect such filings over the signatures of attorneys-in-fact;

     NOW, THEREFORE, BE IT RESOLVED, that each of the officers of this corporation is hereby authorized to file or cause to be filed with the Commission the Annual Report on Form 10-K of this corporation for the fiscal year ended December 31, 1999, Quarterly Reports on Form 10-Q for each of the first three quarters of fiscal year 2000, Current Reports on Form 8-K from time to time during 2000 and through March 15, 2001, and any required or appropriate supplements or amendments to such reports, all in such forms as the officer acting or counsel for this corporation considers appropriate.

     BE IT FURTHER RESOLVED, that each of the officers of this corporation is hereby authorized to execute and deliver on behalf of this corporation and in its name a power of attorney appointing Thomas M. Noonan, Stephen E. Pickett, W. James Scilacci, Beverly P. Ryder, Kenneth S. Stewart, Mary C. Simpson, Paige W.
R. White, Timothy W. Rogers, Rayna M. Morrison, Bonita J. Smith, Peggy A. Stern, Polly L. Gault, Douglas G. Green, and J. A. Bouknight, Jr., and each of them, to act severally as attorney-in-fact for this corporation for the purpose of executing and filing with the Commission the above-described reports and any amendments and supplements thereto.

APPROVED:


Stephen E. Frank
-------------------------------------
Stephen E. Frank
Chairman of the Board


Stephen E. Pickett
-------------------------------------
Stephen E. Pickett
Vice President and General Counsel